Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE AND NINE MONTHS ENDED APRIL 30, 2026

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2026.

Revenues from Operations for the three months ended April 30, 2026 were $5,314,751 compared to revenues of $5,632,151 in the comparable 2025 three-month period while Revenues from Operations for the nine months ended April 30, 2026 were $15,777,647 compared to revenues of $16,814,724 in the comparable 2025 nine-month period.

Net loss from Operations for the three months ended April 30, 2026 was $(216,863), or $(.11) per share, compared to net income from Operations of $86,784, or $.04 per share, in the comparable 2025 three month period.

Net loss from Operations for the nine months ended April 30, 2026 was $(1,059,850), or $(.53) per share, compared to net loss from Operations of $(44,240), or $(.02) per share, in the comparable 2025 nine month period.

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Dated:	June 11, 2026